Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, George R. Aylward, President and Chief Executive Officer of the Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 4/8/22	/s/ George R. Aylward
George R. Aylward,
President and Chief Executive Officer
(principal executive officer)

I, W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer of the Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 4/8/22	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President,
Chief Financial Officer, and Treasurer
(principal financial officer)